Exhibit 10.2

EXECUTION COPY

GUARANTEE AND COLLATERAL AGREEMENT

dated as of

November 15, 2007

among

SYMMETRY HOLDINGS INC.

NOVAMERICAN STEEL FINCO INC.

NOVAMERICAN STEEL INC.

THE OTHER SUBSIDIARIES OF SYMMETRY HOLDINGS INC.
IDENTIFIED HEREIN

and

JPMORGAN CHASE BANK, N.A.

as Administrative Agent

THIS GUARANTEE AND COLLATERAL AGREEMENT IS SUBJECT TO THE PROVISIONS OF THE LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT OF EVEN DATE HEREWITH AMONG SYMMETRY HOLDINGS INC., NOVAMERICAN STEEL FINCO INC., NOVAMERICAN STEEL INC., OTHER SUBSIDIARIES OF SYMMETRY HOLDINGS INC. IDENTIFIED THEREIN, JPMORGAN CHASE BANK, N.A., AS THE ADMINISTRATIVE AGENT, AND THE BANK OF NEW YORK, AS COLLATERAL AGENT UNDER THE SENIOR NOTES DOCUMENTS, AS MORE FULLY SET FORTH IN SECTION 7.16 HEREOF.

[CS&M Ref. No. 6701-732]

TABLE OF CONTENTS

ARTICLE I

Definitions

(i)

(ii)

Schedules

Schedule I	Subsidiary Parties
Schedule II	Pledged Equity Interests; Pledged Debt Securities
Schedule III	Intellectual Property
Schedule IV	Commercial Tort Claims

Exhibits

Exhibit I	Form of Supplement
Exhibit II	Form of Patent and Trademark Security Agreement
Exhibit III	Form of Copyright Security Agreement

(iii)

GUARANTEE AND COLLATERAL AGREEMENT dated as of November 15, 2007, among SYMMETRY HOLDINGS INC., NOVAMERICAN STEEL FINCO INC., NOVAMERICAN STEEL INC., the other Subsidiaries of SYMMETRY HOLDINGS INC. identified herein and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

Reference is made to the Credit Agreement dated as of November 15, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Symmetry Holdings Inc. (“Symmetry”), Novamerican Steel Finco Inc. (the “US Borrower”), Novamerican Steel Inc. (the “Canadian Borrower” and, together with the US Borrower, the “Borrowers”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. The Lenders have agreed to extend credit to the Borrowers on the terms and subject to the conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned on, among other things, the execution and delivery of this Agreement. Symmetry and the Subsidiary Parties are affiliates of the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement. (a)  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.

(b)  The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 1.02. Other Defined Terms. (a)  All terms defined in the New York UCC (as defined below) and not defined in this Agreement have the meanings specified therein. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b)  As used in this Agreement, the following terms have the meanings specified below:

“ABL Collateral” means any and all of the following:  (a) all Accounts Receivable and related Records, (b) all Chattel Paper, (c) all Deposit Accounts (other than the Notes Collateral Account and the Intercompany Note Collateral Account), (d) all cash, checks and other negotiable instruments, funds and other evidences of payment (excluding any cash or other assets held in the Notes Collateral Account or the Intercompany Notes Collateral Account in accordance with the Indenture, as in effect on the date hereof), (e) all Inventory, (f) to the extent evidencing, governing, securing or otherwise related to the items referred to in the preceding clauses (a), (b), (c), (d) and (e), all Documents, General Intangibles, Instruments, Investment Property and Letter of Credit Rights, (g) all books and records related to the foregoing, (h) all collateral security and guarantees given by any Person with respect to any of the foregoing and (i) all Proceeds, including insurance Proceeds, of any and all of the foregoing.

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Accounts Receivable” means all Accounts and other rights to payment, in each case for the sale of Inventory or the performance of services, existing on the date of this Agreement or hereafter arising, whether or not earned by performance.

“Article 9 Collateral” means any and all of the following:  (a) all Accounts and related Records, (b) all Chattel Paper, (c) all Deposit Accounts, (d) all cash, checks and other negotiable instruments, funds and other evidences of payment, (e) all Inventory, (f) all Equipment (including all Fixtures), (f) all Documents, (g) all General Intangibles (including all Intellectual Property), (h) all Instruments, (i) all Investment Property, (j) all Letter of Credit Rights, (k) all Commercial Tort Claims described on Schedule IV, (l) all books and records related to the foregoing and (m) all Proceeds (including insurance Proceeds) and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing. The Article 9 Collateral includes, but is not limited to, the ABL Collateral.

“Borrowers” has the meaning assigned thereto in the preliminary statement to this Agreement.

“Canadian Borrower” has the meaning assigned thereto in the preliminary statement to this Agreement.

“Canadian Obligations” means all Obligations of the Canadian Borrower or any Subsidiary other than the US Borrower or a US Subsidiary.

“Cash Dominion Period” means (a) any period commencing on the date the Administrative Agent or the Required Lenders shall deliver to the Borrowers a notice stating that an Event of Default has occurred and is continuing and a Cash Dominion Period has commenced and ending on the date on which the Borrowers shall certify in a notice delivered to the Administrative Agent that no Event of Default is continuing and the Administrative Agent or the Required Lenders shall deliver to the Borrowers a notice stating that the Cash Dominion Period has terminated or (b) any period commencing on the date the Administrative Agent or the Required Lenders shall deliver to the Borrowers a notice stating that Excess Availability has been less than US$20,000,000 for at least five consecutive Business Days and a Cash Dominion Period has commenced and ending on the date on which the Administrative Agent shall determine that Excess Availability has been greater than US$20,000,000 for at least 30 consecutive days and the Administrative Agent or the Required Lenders shall deliver to the Borrowers a notice stating that the Cash Dominion Period has terminated.

“Cash Management Services” means treasury management services (including controlled disbursements, zero balance arrangements, cash sweeps, automated clearinghouse transactions, return items, overdrafts, temporary advances, interest and fees and interstate depository network services) provided to Symmetry, a Borrower or any other Subsidiary.

“Cash Management Services Obligations” of the Loan Parties means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Cash Management Services.

“Collateral” means all Article 9 Collateral in which a security interest has been granted hereunder and all Pledged Collateral.

“Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance satisfactory to the Administrative Agent, between the Administrative Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any Loan Party for any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, or otherwise modified from time to time.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by any Grantor:  (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule III.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Deposit Account Control Agreement” means an agreement in form and substance satisfactory to the Administrative Agent, among any Grantor, a bank or other financial institution holding such Grantor’s funds, and the Administrative Agent with respect to collection and control of all deposits and balances held in a Deposit Account maintained by such Grantor with such bank or other financial institution.

“Excluded Equity Interests” has the meaning assigned to such term in Section 3.01(a).

“Federal Securities Laws” has the meaning assigned to such term in Section 5.04.

“General Intangibles” means all choses in action and causes of action and all other intangible personal property of every kind and nature (other than Accounts) now owned or hereafter acquired by any Grantor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Hedging Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts.

“Grantors” means Symmetry, the Borrowers and the Subsidiary Parties.

“Guarantors” means Symmetry, the US Borrower and the Subsidiary Parties.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Intercompany Note Collateral Account” has the meaning assigned to such term in the Senior Notes Indenture, as in effect on the date hereof.

“Intercreditor Agreement” means the Lien Subordination and Intercreditor Agreement dated as of the date hereof among Symmetry, the Borrowers, the Administrative Agent and the Non-ABL Collateral Senior Agent, as amended, supplemented or otherwise modified from time to time.

“IP Security Agreements” means (a) a Patent and Trademark Security Agreement, in the form of Exhibit II hereto, and (b) a Copyright Security Agreement in the form of Exhibit III hereto.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement relating to intellectual property to which any Grantor is a party, including those listed on Schedule III.

“Loan Documents Obligations” means the obligations of the Borrowers under the Credit Agreement and of the Borrowers and the other Loan Parties under the other Loan Documents, including, without limitation, (a) the due and punctual payment by the Borrowers of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans (including

Swingline Loans and Protective Advances), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made under the Credit Agreement in respect of any BA, when and as due, (iii) each payment required to be made under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon, and any obligation to provide cash collateral and (iv) all other monetary obligations of the Borrowers under the Credit Agreement or any other Loan Document, including in respect of fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including any monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrowers under or pursuant to the Credit Agreement and each other Loan Document, and (c) the due and punctual payment and performance of all of the obligations of each other Loan Party under or pursuant to each of the other Loan Documents.

“Lockbox Agreement” means an agreement in form and substance reasonably satisfactory to the Administrative Agent, among a US Grantor, the Administrative Agent and a bank or other financial institution, pursuant to which such bank or other financial institution has agreed to establish and maintain a United States Post Office lockbox into which payments on Accounts or in respect of Inventory of such US Grantor shall be made, to retrieve and process all checks and other evidences of payment so received at such lockbox and to deposit the same into a Deposit Account of such US Grantor over which the Administrative Agent has Control within the meaning of Section 9-104 of the New York UCC.

“Lockbox System” has the meaning assigned to such term in Section 4.06(b).

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-ABL Collateral” means all Collateral that is not ABL Collateral.

“Non-ABL Collateral Senior Agent” means the Senior Notes Collateral Agent and any Person that, under the terms of the Intercreditor Agreement, is a Senior Agent (as defined in the Intercreditor Agreement) with respect to the Non-ABL Collateral.

“Non-US Grantor” means any Grantor that is a CFC.

“Non-US Guarantor” means any Guarantor that is a CFC.

“Notes Collateral Account” has the meaning assigned to such term in the Senior Notes Indenture, as in effect on the date hereof.

“Obligations” means (a) Loan Documents Obligations, (b) the due and punctual payment and performance of all obligations of each Loan Party under each

Hedging Agreement that (i) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or (ii) is entered into after the Effective Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into and (c) the due and punctual payment and performance of all Cash Management Services Obligations of each Loan Party (i) owed on the Effective Date to a Person that is a Lender or an Affiliate of a Lender as of the Effective Date or (ii) owed to a Person that is a Lender or an Affiliate of a Lender at the time such Cash Management Services Obligations are incurred.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” means all of the following now owned or hereafter acquired by any Grantor:  (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Pledged Collateral” has the meaning assigned to such term in Section 3.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 3.01.

“Pledged Equity Interests” has the meaning assigned to such term in Section 3.01.

“Pledged Securities” means any promissory notes, stock certificates or other securities certificates or instruments now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Proceeds” has the meaning assigned to such term in Section 9-102 of the New York UCC.

“Secured Parties” means (a) the Lenders, (b) the Administrative Agent, (c) each Issuing Bank, (d) each counterparty to any Hedging Agreement with a Loan Party the obligations under which constitute Obligations, (e) each Person to whom any Cash Management Services Obligations that constitute Obligations are owed, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (g) the successors and assigns of each of the foregoing.

“Security Interest” means, collectively, the security interests created under paragraphs (a) and (b) of Section 4.01.

“Senior Notes Collateral Agent” means The Bank of New York, as the collateral agent under the Senior Notes Documents, or any other Person serving in such capacity.

“Sub-Agent” means a financial institution that has delivered to the Administrative Agent an executed Lockbox Agreement.

“Subsidiary Parties” means (a) the Subsidiaries identified on Schedule I(1) and (b) each other Subsidiary that becomes a party to this Agreement as a Subsidiary Party after the Effective Date.

“Symmetry” has the meaning assigned thereto in the preliminary statement to this Agreement.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“US Borrower” has the meaning assigned thereto in the preliminary statement to this Agreement.

“US Grantor” means each Grantor other than the Non-US Grantors.

“US Guarantor” means each Guarantor other than the Non-US Guarantors.

(1)  The listed entities will not include the Borrowers.

“US Obligations” means all Obligations of Symmetry, the US Borrower and the US Subsidiaries.

(c)  As used in this Agreement, the terms Grantor and Guarantor shall have the meanings assigned thereto in paragraph (b) of this Section, and shall not be interpreted to refer to any Person solely in its capacity as a grantor of the security interests hereunder or a guarantor of any of the Obligations.

ARTICLE II

Guarantee

SECTION 2.01. Guarantee. Each US Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each Non-US Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Canadian Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any of the Obligations. Each of the Guarantors waives presentment to, demand of payment from and protest to either Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 2.02. Guarantee of Payment. Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of either Borrower or any other Person.

SECTION 2.03. No Limitations. (a)  Except for termination and release of a Guarantor’s obligations hereunder as expressly provided in Section 7.13, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of any security held by the Administrative Agent or any other Secured Party for the Obligations or any of them; (iv) any default, failure or delay, wilful or otherwise, in the performance of the Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations). Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

(b)  To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of either Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of either Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The Administrative Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with either Borrower or any other Loan Party or exercise any other right or remedy available to them against either Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully and indefeasibly paid in full in cash or the guarantee of such Guarantor has been terminated and released pursuant to Section 7.13. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against either Borrower or any other Loan Party, as the case may be, or any security.

SECTION 2.04. Reinstatement. Each of the Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation guaranteed by it is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise.

SECTION 2.05. Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of either Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor that has guaranteed such Obligation hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower or any other Loan

Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

SECTION 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

Pledge of Securities

SECTION 3.01. Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, each US Grantor hereby assigns and pledges to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such US Grantor’s right, title and interest in, to and under the following assets:

(a) the shares of capital stock and other Equity Interests owned by such US Grantor on the date hereof (including those listed opposite the name of such US Grantor on Schedule II), any other Equity Interests obtained by such US Grantor in the future and the certificates representing all such Equity Interests (the “Pledged Equity Interests”); provided that (i) the Pledged Equity Interests issued by any CFC, insofar as they secure US Obligations, shall not include more than 66% of the issued and outstanding voting Equity Interests of such CFC (it being understood and agreed that the limitation in this clause (i) shall not apply insofar as any such Pledged Equity Interests secure Canadian Obligations) and (ii) the Pledged Equity Interests shall not include Equity Interests in any Person that is not a wholly-owned Subsidiary (or in any Special Purpose Holdco with respect to such Person) where, pursuant to the organizational documents of such Person and any related joint venture or similar agreement, such assignment, pledge or grant of a security interest is prohibited without the consent of the equityholders of such Person (other than Symmetry or any of its Subsidiaries) (the Equity Interests so excluded are collectively referred to herein as the “Excluded Equity Interests”);

(b) the debt securities owned by such US Grantor on the date hereof (including the Intercompany Note and those listed opposite the name of such US Grantor on Schedule II), any debt securities obtained by such US Grantor in the future and the promissory notes and any other instruments evidencing all such debt securities (the “Pledged Debt Securities”);

(c) all other property that may be delivered to and held by the Administrative Agent pursuant to the terms of this Section;

(d) subject to Section 3.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above;

(e) subject to Section 3.06, all rights and privileges of such US Grantor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and

(f) all Proceeds of any of the foregoing

(the items referred to in the foregoing clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 3.02. Delivery of the Pledged Collateral. (a)  Each US Grantor agrees promptly to deliver or cause to be delivered to the Administrative Agent any and all Pledged Securities at any time owned by such US Grantor.

(b)  Each US Grantor will cause any Indebtedness for borrowed money owed to such US Grantor by any Person (other than any Investment Property on deposit with a securities intermediary) to be evidenced by a duly executed promissory note that is pledged and delivered to the Administrative Agent pursuant to the terms hereof.

(c)  Upon delivery to the Administrative Agent (or the Non-ABL Collateral Senior Agent, as its bailee for purposes of perfection), (i) any Pledged Securities shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Administrative Agent and by such other instruments and documents as the Administrative Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable US Grantor and such other instruments or documents as the Administrative Agent may reasonably request. Each delivery of Pledged Securities after the date of this Agreement shall be accompanied by a schedule describing the Pledged Securities so delivered, which schedule shall be attached hereto and shall become part of Schedule II hereto; provided that failure to attach any such schedule shall not affect the validity of the pledge of such Pledged Securities.

(d)  The assignment, pledges and security interests granted in Section 3.01 are granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any US Grantor with respect to or arising out of the Pledged Collateral.

SECTION 3.03. Representations, Warranties and Covenants. The US Grantors jointly and severally represent, warrant and covenant to and with the Administrative Agent, for the benefit of the Secured Parties, that:

(a) Schedule II sets forth, as of the date hereof, a true and complete list, with respect to each US Grantor, of (i) all the Equity Interests owned by such US Grantor, setting forth the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof so owned by such US Grantor and the number of each certificate representing the same, and (ii) all debt securities owned by such US Grantor, setting forth all promissory notes and other instruments evidencing the same;

(b) the Pledged Equity Interests and Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity Interests, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(c) except for the security interests granted hereunder, each US Grantor (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such US Grantor, (ii) holds the same free and clear of all Liens, other than Liens created by this Agreement, Liens created by the Senior Notes Documents, Permitted Encumbrances and transfers made in compliance with the Credit Agreement, and (iii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement, Liens created by the Senior Notes Documents and Permitted Encumbrances), however, arising, of all Persons whomsoever;

(d) except for restrictions and limitations imposed by the Loan Documents, the Senior Notes Documents, the Intercreditor Agreement or securities laws generally, (i) the Pledged Collateral is and will continue to be freely transferable and assignable and (ii) none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or bylaw provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder, other than, in the case of any Pledged Collateral constituting Equity Interests in, or debt securities of, any Person that is not a wholly-owned Subsidiary, any of the foregoing restrictions and limitations set forth in the organizational documents or any related joint venture or similar agreements of such Person (to the extent such restrictions and limitations cannot be waived without the prior consent of any Person other than Symmetry or any Subsidiary);

(e) each of the US Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g) by virtue of the execution and delivery by the US Grantors of this Agreement, when any Pledged Securities are delivered to the Administrative Agent (or the Non-ABL Collateral Senior Agent, as its bailee for purposes of perfection) in accordance with this Agreement, the Administrative Agent will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations; and

(h) the pledge effected hereby is effective to vest in the Administrative Agent, for the benefit of the Secured Parties, the rights of the Administrative Agent in the Pledged Collateral as set forth herein.

SECTION 3.04. Certification of Limited Liability Company and Limited Partnership Interests. Each Grantor agrees that, no later than the 30th day following the Effective Date and at all times thereafter, each interest in any limited liability company or limited partnership controlled by such Grantor and pledged hereunder shall be represented by a certificate, shall be a “security” within the meaning of Article 8 of the New York UCC and shall be governed by Article 8 of the New York UCC.

SECTION 3.05. Registration in Nominee Name; Denominations. The Administrative Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable US Grantor, endorsed or assigned in blank or in favor of the Administrative Agent. Each US Grantor will promptly give to the Administrative Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such US Grantor. The Administrative Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 3.06. Voting Rights; Dividends and Interest. (a)  Unless and until an Event of Default shall have occurred and be continuing and the Administrative Agent shall have notified the US Grantors that their rights under this Section are being suspended:

(i) Each US Grantor shall be entitled to exercise any and all voting and other consensual rights and powers inuring to an owner of Pledged Equity Interests or Pledged Debt Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan

Documents; provided that such rights and powers shall not be exercised in any manner that could reasonably be expected to materially and adversely affect the rights inuring to an owner of any Pledged Equity Interests or Pledged Debt Securities or the rights and remedies of the Administrative Agent or the other Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of Administrative Agent or the other Secured Parties to exercise the same.

(ii) The Administrative Agent shall execute and deliver to each US Grantor, or cause to be executed and delivered to such US Grantor, all such proxies, powers of attorney and other instruments as such US Grantor may reasonably request for the purpose of enabling such US Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (i) above.

(iii) Each US Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Equity Interests and Pledged Debt Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any US Grantor, shall not be commingled by such US Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent and shall be forthwith delivered to the Administrative Agent in the form in which it shall have been so received (with any necessary endorsement).

(b)  Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified the US Grantors of the suspension of their rights under paragraph (a)(iii) of this Section, then all rights of any US Grantor to dividends, interest, principal or other distributions that such US Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any US Grantor contrary to the provisions of this Section shall be held in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such US Grantor and shall be forthwith delivered to the Administrative Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived and the Administrative Agent shall have received a certificate of a Financial Officer of Symmetry to that effect, the Administrative Agent shall, promptly repay to each US Grantor (without interest) all dividends, interest, principal or other distributions that such US Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section and that remain in such account.

(c)  Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified the US Grantors of the suspension of their rights under paragraph (a)(i) of this Section, all rights of any US Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section, and the obligations of the Administrative Agent under paragraph (a)(ii) of this Section, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following the occurrence and during the continuance of an Event of Default to permit the US Grantors to exercise such rights.

(d)  Any notice given by the Administrative Agent to the US Grantors suspending their rights under paragraph (a) of this Section (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the US Grantors at the same or different times and (iii) may suspend the rights of the US Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Administrative Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Administrative Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE IV

Security Interests in Personal Property

SECTION 4.01. Security Interest. (a)  As security for the payment or performance, as the case may be, in full of the Obligations, each US Grantor hereby assigns and pledges to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all right, title and interest in, to or under any and all of the Article 9 Collateral now owned or at any time hereafter acquired by such US Grantor or in which such US Grantor now has or at any time in the future may acquire any right, title or interest, other than any portion thereof constituting the Excluded Equity Interests.

(b)  As security for the payment or performance, as the case may be, in full of the Canadian Obligations, each Non-US Grantor hereby assigns and pledges to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all right, title and interest in, to or under any and all of the ABL Collateral now owned or at any time hereafter acquired by such Non-US Grantor or in which such Non-US Grantor now has or at any time in the future may acquire any right, title or interest.

(c)  Each Grantor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral in which a security interest is created by such Grantor hereunder or any part thereof and amendments thereto that (i) identify the applicable Collateral (including, in the case of any US Grantor, by indicating the Collateral to be “all assets” of such Grantor or words of similar effect as being of an equal or lesser scope or with greater detail) and (ii) contain the information required by Article 9 of the Uniform Commercial Code or other applicable law of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing or covering Article 9 Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Administrative Agent promptly upon request.

Each Grantor also ratifies its authorization for the Administrative Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

The Administrative Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Administrative Agent as secured party.

(d)  The Security Interest is granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

(e)  Notwithstanding anything herein to the contrary, in no event shall the security interest granted hereunder attach to any contract or agreement to which any Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the unenforceability of any right of such Grantor thereunder or (ii) a breach or termination under the terms of, or a default under, any such contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law or principles of equity), provided, that such security interest shall attach immediately at such time as the condition causing such unenforceability, breach or termination shall be remedied or shall otherwise cease to exist and, to the extent severable, shall attach immediately to any portion of such contract or agreement that does not result in any of the consequences specified in this paragraph, including any Proceeds of such contract or agreement.

SECTION 4.02. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Administrative Agent and the Secured Parties that:

(a) Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Administrative Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person (other than any consent or approval that has been obtained).

(b) The Perfection Certificate has been duly prepared, completed and executed, and the information set forth therein, including the exact legal name of each Grantor, is correct and complete as of the Effective Date.

(c) Schedule III hereto sets forth, as of the date hereof, for each US Grantor, (i) all United States registered Patents and Patent applications owned by such US Grantor, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) thereof, (ii) all United States registered Trademarks and Trademark applications owned by such US Grantor, including the name of the registered owner, the registration or application number and the expiration date (if already registered) thereof, and (iii) all United States registered Copyrights and Copyright applications owned by such US Grantor, including the name of the registered owner, title and, if applicable, the registration number of each such Copyright or Copyright application.

(d) Schedule IV hereto sets forth, as of the date hereof, each Commercial Tort Claim in respect of which a complaint or a counterclaim has been filed by any US Grantor seeking damages in an amount of US$1,000,000 or more.

SECTION 4.03. Covenants. (a)  Each Grantor agrees to maintain, at its own cost and expense, complete and accurate records with respect to the Article 9 Collateral owned by it, and in which it has granted a security interest hereunder, in accordance with GAAP and applicable law, and, at such time or times as the Administrative Agent may reasonably request, promptly to prepare and deliver to the Administrative Agent a duly certified schedule or schedules in form and detail satisfactory to the Administrative Agent showing the identity, amount and location of any and all such Article 9 Collateral.

(b)  Each Grantor shall, at its own expense, take any and all actions necessary to defend title to the Article 9 Collateral in which it has granted a security interest hereunder against all Persons and to defend the Security Interest of the Administrative Agent in such Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.02 of the Credit Agreement.

(c)  Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith.

Without limiting the generality of the foregoing, each US Grantor hereby authorizes the Administrative Agent, with prompt notice thereof to the US Grantors, to supplement this Agreement by supplementing Schedule III or adding additional schedules hereto to specifically identify any asset or item that may constitute Copyrights, Licenses, Patents or Trademarks; provided that any US Grantor shall have the right, exercisable within 10 days after it has been notified by the Administrative Agent of the specific identification of such Collateral, to advise the Administrative Agent in writing of any inaccuracy of the representations and warranties made by such US Grantor hereunder with respect to such Collateral. Each US Grantor agrees that it will use its best efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date it has been notified by the Administrative Agent of the specific identification of such Collateral.

(d)  The Administrative Agent and such Persons as the Administrative Agent may reasonably designate shall have the right, at the Grantors’ own cost and expense, to inspect the Article 9 Collateral subject to the Security Interest, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of such Article 9 Collateral is located, to discuss the Grantors’ affairs with the officers of the Grantors and their independent accountants and to verify under reasonable procedures, in accordance with Section 5.09 of the Credit Agreement, the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral subject to the Security Interest, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Administrative Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(e)  At its option, the Administrative Agent may discharge past due taxes, assessments, charges, fees or Liens at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral subject to the Security Interest to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each US Grantor jointly and severally agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent pursuant to the foregoing authorization (and each Non-US Grantor jointly and severally agrees to so reimburse for any such payment made or expense incurred on account of any Non-US Grantor); provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any other Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees or Liens and maintenance of properties as set forth herein or in the other Loan Documents.

(f)  If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Administrative Agent, for the benefit of the Secured Parties. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(g)  Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral subject to the Security Interest, all in accordance with the terms and conditions thereof, and each US Grantor jointly and severally agrees to indemnify and hold harmless the Administrative Agent and the other Secured Parties from and against any and all liability for such performance (and each Non-US Grantor jointly and severally agrees to so indemnify and hold harmless from and against any and all liability for such performance on account of any Non-US Grantor).

(h)  None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral subject to the Security Interest or shall grant any other Lien in respect of such Article 9 Collateral, except as permitted by the Credit Agreement. None of the Grantors shall make or permit to be made any transfer of such Article 9 Collateral and each Grantor shall remain at all times in possession of such Article 9 Collateral owned by it, except that unless and until the Administrative Agent shall notify the Grantors that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any such Article 9 Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantors may use and dispose of such Article 9 Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document.

(i)  None of the Grantors will, without the Administrative Agent’s prior written consent, grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, compromises, settlements, releases, credits or discounts granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practice used in industries that are the same as or similar to those in which such Grantor is engaged.

(j)  The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment subject to the Security Interest in accordance with the requirements set forth in Section 5.07 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral subject to the Security Interest under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent deems advisable. All sums disbursed by the Administrative Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Administrative Agent and shall be additional Obligations secured hereby.

(k)  Each Grantor shall maintain, in form and manner reasonably satisfactory to the Administrative Agent, records of its Chattel Paper and its books, records and documents evidencing or pertaining thereto.

SECTION 4.04. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral owned by it and subject to the Security Interest:

(a) Instruments. If any Grantor shall at any time hold or acquire any Instruments subject to the Security Interest, such Grantor shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably request.

(b) Investment Property. Except to the extent otherwise provided in Article III, if any Grantor shall at any time hold or acquire any certificated securities subject to the Security Interest, such Grantor shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify. If any securities now or hereafter acquired by any Grantor and subject to the Security Interest are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall immediately notify the Administrative Agent thereof and, at the Administrative Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (i) cause the issuer to agree to comply with instructions from the Administrative Agent as to such securities, without further consent of any Grantor or such nominee or (ii) arrange for the Administrative Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by any Grantor and subject to the Security Interest are held by such Grantor or its nominee through a securities intermediary or commodity intermediary, such Grantor shall promptly notify the Administrative Agent thereof and, at the Administrative Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (i) cause such securities intermediary or commodity intermediary, as the case may be, to agree to comply with entitlement orders or other instructions from the Administrative Agent to such securities intermediary as to such security entitlements or, as the case may be, to apply any value distributed on account of any commodity contract as directed by the Administrative Agent to such commodity intermediary, in each case without further consent of any Grantor or such nominee, or (ii) in the case of Financial Assets or other Investment Property held through a securities intermediary, arrange for the Administrative Agent to become the entitlement holder with respect to such investment property, with the Grantor being permitted, only with the consent of the Administrative Agent, to exercise rights to withdraw or otherwise deal with such investment property. The Administrative Agent agrees with each of the Grantors that the Administrative Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing or, after giving effect to any such investment and withdrawal rights, would occur. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Administrative Agent is the securities intermediary.

(c) Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Administrative Agent thereof and, at the request of the Administrative Agent, shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent control under New York UCC Section 9-105 of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Administrative Agent agrees with such Grantor that the Administrative Agent will arrange, pursuant to procedures reasonably satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent’s loss of control, for the Grantor to make alterations to the electronic chattel paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such electronic chattel paper or transferable record.

(d) Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Grantor, the rights under which are subject to the Security Interest, such Grantor shall promptly notify the Administrative Agent thereof and, at the request and option of the Administrative Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Administrative Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Administrative Agent to become the transferee beneficiary of the letter of credit, with the Administrative Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing.

(e) Commercial Tort Claims. If any US Grantor shall at any time hold or acquire a commercial tort claim in an amount reasonably estimated to exceed US$1,000,000, such US Grantor shall promptly notify the Administrative Agent thereof in a writing signed by such US Grantor including a summary description of such claim and grant to the Administrative Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.

(f) Collateral Access Agreements. Each Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall provide access rights and contain a waiver or subordination of all Liens or claims that the landlord, mortgagee, bailee or consignee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Administrative Agent. If the Administrative Agent shall not have received a Collateral Access Agreement as to any such location, the Eligible Inventory at that location shall be subject to such Reserves as may be established by the Administrative Agent. After the Effective Date, no real property or warehouse space shall be leased by any Grantor and no Inventory shall be shipped to a processor or converter under arrangements established after the Effective Date unless and until a satisfactory Collateral Access Agreement shall have been obtained with respect to such location, and if it has not been obtained, the Eligible Inventory at that location shall be subject to the establishment of Reserves acceptable to the Administrative Agent. Each Grantor shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or third party warehouse where any Collateral is or may be located.

SECTION 4.05. Covenants Regarding Patent, Trademark and Copyright Collateral. (a)  Each US Grantor agrees that it will not take or omit take to any action (and will exercise commercially reasonable efforts to prevent its licensees from taking or omitting to take any action) whereby any Patent that is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

(b)  Each US Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such US Grantor’s business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

(c)  Each US Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

(d)  Each US Grantor shall notify the Administrative Agent promptly if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such US Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same.

(e)  In no event shall any US Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, unless it promptly informs the Administrative Agent, and, upon request of the Administrative Agent, executes and delivers any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s security interest in such Patent, Trademark or Copyright, and each US Grantor hereby appoints the Administrative Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(f)  Each US Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any US Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancelation proceedings against third parties.

(g)  In the event that any US Grantor has reason to believe that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any US Grantor’s business has been or is about to be infringed, misappropriated or diluted by a third party, such US Grantor promptly shall notify the Administrative Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Article 9 Collateral.

(h)  Upon and during the continuance of an Event of Default, each US Grantor shall use its best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all such US Grantor’s right, title and interest thereunder to the Administrative Agent or its designee.

SECTION 4.06. Deposit Accounts; Lockbox System; Payment Collection.

(a)  Deposit Accounts. Each Grantor shall as promptly as practicable, and in any event within the period referred to in Section 4.01(s) of the Credit Agreement, for each Deposit Account that such Grantor at any time opens or maintains (other than payroll and petty cash accounts, the aggregate amount on deposit in all of which accounts does not exceed US$1,000,000 at any time), cause the depositary bank to execute and deliver to the Administrative Agent a Deposit Account Control Agreement with respect to the Deposit Account. Each Grantor acknowledges and agrees that (i) the funds on deposit in each Deposit Account of such Grantor shall continue to be collateral security for the Obligations secured thereby, (ii) upon the occurrence and during the continuance of a Cash Dominion Period, at the Administrative Agent’s election, the funds on deposit in each such Deposit Account may be applied as provided in Section 2.11(f) of the Credit Agreement and (iii) upon the occurrence and during the continuance of an Event of Default, at the Administrative Agent’s election, the funds on deposit in each such Deposit Account may be applied as provided in Section 5.02. This paragraph shall not apply to the Deposit Accounts established as part of the Lockbox System pursuant to paragraph (b) of this Section.

(b)  Lockbox System. (i)The US Grantors have established or will, as promptly as practicable, and in any event within the period referred to in Section 4.01(s) of the Credit Agreement, establish, pursuant to the Lockbox Agreements for the benefit of the Administrative Agent, on behalf of the Secured Parties, a system of lockboxes and related Deposit Accounts (the “Lockbox System”) into which the Proceeds of all Accounts and Inventory shall be deposited.

(ii) Before establishing any new lockbox or lockbox arrangement, each US Grantor shall cause each bank or financial institution with which it seeks to establish such a lockbox or lockbox arrangement to enter into a Lockbox Agreement with respect thereto. In the case of any Lockbox Agreement with any such bank or financial institution that is a Lender, such Lockbox Agreement shall be subject to the provisions of the Credit Agreement regarding setoffs.

(iii) Without the prior written consent of the Administrative Agent, no US Grantor shall, in a manner adverse to the Lenders, change the general instructions given to Account Debtors in respect of payments on account of Accounts or Inventory to be deposited in the Lockbox System.

(iv) Each US Grantor acknowledges and agrees that (i) the funds on deposit in the Lockbox System shall continue to be collateral security for the Obligations secured thereby, (ii) upon the occurrence and during the continuance of a Cash Dominion Period, at the Administrative Agent’s election, the funds on deposit in the Lockbox System may be applied as provided in Section 2.11(f) of the Credit Agreement and (iii) upon the occurrence and during the continuance of an Event of Default, at the Administrative Agent’s election, the funds on deposit in the Lockbox System may be applied as provided in Section 5.02.

(c)  Payment Collection. (i) Each US Grantor has directed, and will at all times hereafter direct, all of its Account Debtors to forward all payments on account of Accounts and Inventory directly to the Lockbox System. Each US Grantor agrees (ii) to use all reasonable efforts to cause each Account Debtor and every other Person identified in clause (i) above to make all payments with respect to Accounts and Inventory directly to the Lockbox System and (ii) promptly to deposit all payments received by it on account of Accounts and Inventory, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, in the Lockbox System in precisely the form in which they are received (but with any endorsements of such US Grantor necessary for deposit or collection), and until they are so deposited to hold such payments in trust for and as the property of the Administrative Agent.

(ii) Each Non-US Grantor agrees promptly to deposit all payments received by it on account of Accounts and Inventory, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, in precisely the form in which they are received (but with any endorsements of such Non-US Grantor necessary for deposit or collection), into a Deposit Account with respect to which the depositary bank shall have entered into a Deposit Account Control Agreement with the Administrative Agent, and until they are so deposited to hold such payments in trust for and as the property of the Administrative Agent.

ARTICLE V

Remedies

SECTION 5.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Administrative Agent on demand, and it is agreed that the Administrative Agent shall have the right to take any of or all the following actions at the same or different times:  (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Administrative Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Administrative Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Administrative Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 5.02. Application of Proceeds. Subject to applicable law, the Administrative Agent shall apply the proceeds of any collection or sale of any Collateral, and any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances (other than Protective Advances) made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Protective Advances secured by such Collateral and interest accrued thereon;

THIRD, to the payment in full of the other Obligations (other than the obligations referred to in clause FOURTH below) secured by such Collateral (the amounts so applied to be distributed among the applicable Secured Parties pro rata in accordance with the amounts of such Obligations owed to them on the date of any such distribution);

FOURTH, to the payment in full of the Obligations of the type referred to in clause (c) of the definition of such term (the amounts so applied to be distributed among the applicable Secured Parties pro rata in accordance with the amounts of such Obligations owed to them on the date of any such distribution); and

FIFTH, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 5.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Administrative Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The rights conferred by such license may be exercised, at the option of the Administrative Agent, upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

SECTION 5.04. Securities Act. In view of the position of the US Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each US Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each US Grantor recognizes that in light of such restrictions and limitations the Administrative Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each US Grantor acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each US Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this

Section will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.

SECTION 5.05. Registration. Each US Grantor agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Administrative Agent desires to sell any of the Pledged Collateral at a public sale, it will, at any time and from time to time, upon the written request of the Administrative Agent, use its best efforts to take or to cause the issuer of such Pledged Collateral to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Administrative Agent to permit the public sale of such Pledged Collateral. Each Grantor further agrees to indemnify, defend and hold harmless the Administrative Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including, without limitation, reasonable fees and expenses to the Administrative Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Grantor or the issuer of such Pledged Collateral by the Administrative Agent or any other Secured Party expressly for use therein. Each US Grantor further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause the issuer of such Pledged Collateral to qualify, file or register, any of the Pledged Collateral under the Blue Sky or other securities laws of such states as may be requested by the Administrative Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Each US Grantor will bear all costs and expenses of carrying out its obligations under this Section. Each Grantor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section may be specifically enforced.

SECTION 5.06. Concerning Pledged Securities. Notwithstanding anything to the contrary set forth in this Agreement or the Credit Agreement, at any time when any Senior Notes shall be outstanding, if (a) pursuant to Section 4.06 of the Collateral Agreement (as defined in the Senior Notes Indenture), as in effect on the date hereof, the Senior Notes Collateral Agent shall be restricted from realizing upon any portion of the Equity Interests in, or other securities issued by, any Subsidiary constituting collateral securing obligations under the Senior Notes Documents or (b) pursuant to clause (11) of Section 9.01 of the Indenture, as in effect on the date hereof, the Liens of the Senior Notes Collateral Agent on any Equity Interests in, or other securities issued by, any Subsidiary shall have been released, in each case solely to the extent necessary for the separate financial statements of such Subsidiary not to be required under the rules and regulations of the Securities and Exchange Commission, then (i) the Administrative Agent shall be restricted from realizing upon such portion of such Equity Interests or other securities to the same extent as such restriction applies to the Senior Notes Collateral Agent or (ii) the Liens created hereunder on such Equity Interests or other securities (but not on any Equity Interests or other securities that shall not be released from the Liens of the Senior Notes Collateral Agent) shall automatically be released concurrently with the release of the corresponding Liens of the Senior Notes Collateral Agent (it being understood and agreed that such Liens created hereunder shall automatically be reinstated (and such Equity Interest and other securities shall automatically become part of the Pledged Collateral) (A) to the extent such corresponding Liens of the Senior Notes Collateral Agent are reinstated and (B) at the time when no Senior Notes shall be outstanding).

ARTICLE VI

Indemnity, Subrogation and Subordination

SECTION 6.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03), Symmetry and the Borrowers agree that (a) in the event a payment of an obligation of either Borrower shall be made by any Guarantor under this Agreement, Symmetry and such Borrower (and, in the case of an obligation of the Canadian Borrower, the US Borrower) shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Grantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part an obligation of either Borrower owed to any Secured Party, Symmetry and such Borrower (and, in the case of an obligation of the Canadian Borrower, the US Borrower) shall indemnify such Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 6.02. Contribution and Subrogation. Each Subsidiary Party (a “Contributing Party”) agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Subsidiary Party hereunder in respect of any Obligation guaranteed by the Contributing Party or assets of any other Subsidiary Party shall be sold pursuant to any Security Document to satisfy any Obligation guaranteed by the Contributing Party and such other Subsidiary Party (the “Claiming Party”) shall not have been fully indemnified as provided in Section 6.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Subsidiary Parties that have guaranteed the applicable Obligation on the date hereof (or, in the case of any Subsidiary Party becoming a party hereto pursuant to Section 7.14, the date of the supplement hereto executed and delivered by such Subsidiary Party). Any Contributing Party making any payment to a Claiming Party pursuant to this Section shall be subrogated to the rights of such Claiming Party under Section 6.01 to the extent of such payment.

SECTION 6.03. Subordination. (a)  Notwithstanding any provision of this Agreement to the contrary, all rights of the Subsidiary Parties under Sections 6.01 and 6.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of Symmetry, either Borrower or any Subsidiary Party to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of Symmetry, either Borrower or any Subsidiary Party with respect to its obligations hereunder, and each such Person shall remain liable for the full amount of its obligations hereunder.

ARTICLE VII

Miscellaneous

SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Party shall be given to it in care of Symmetry as provided in Section 9.01 of the Credit Agreement.

SECTION 7.02. Waivers; Amendment. (a)  No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan, acceptance of a BA or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b)  Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

SECTION 7.03. Administrative Agent’s Fees and Expenses; Indemnification. (a)  The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.03 of the Credit Agreement.

(b)  Without limitation of its indemnification obligations under the other Loan Documents, the US Grantors, jointly and severally as to themselves, and the Non-US Grantors, jointly and severally as to themselves, agree to indemnify the Administrative Agent and the other Indemnitees (as defined in Section 9.03 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing, or any agreement or instrument contemplated hereby, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or any of its Related Parties.

(c)  Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section shall be payable on written demand therefor.

SECTION 7.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor or Grantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 7.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans, the acceptance of any BAs and the issuance of any Letters of Credit, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.

SECTION 7.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Loan Party and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly provided in this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 7.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.08. Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Guarantor or Grantor against any of and all the obligations of such Guarantor or Grantor then due now or hereafter existing under this Agreement owed to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.

SECTION 7.09. Governing Law; Jurisdiction; Consent to Service of Process. (a)  This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)  Each of the Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor or Guarantor, or its properties in the courts of any jurisdiction.

(c)  Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 7.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT

AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 7.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.12. Security Interest Absolute. All rights of the Administrative Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor and Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor or Guarantor in respect of the Obligations or this Agreement.

SECTION 7.13. Termination or Release. (a)  This Agreement, the Guarantees made herein, the Security Interest and all other security interests granted hereby shall terminate when all the Loan Documents Obligations (other than contingent obligations) have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and the Issuing Banks have no further obligations to issue Letters of Credit under the Credit Agreement.

(b)  Except as provided in paragraph (a) of this Section, releases of any Subsidiary Parties from their obligations hereunder, and releases of Collateral from the Liens created hereby, shall be governed by Section 9.14 of the Credit Agreement.

SECTION 7.14. Additional Subsidiaries. Pursuant to Section 5.12 of the Credit Agreement, each Subsidiary Party that was not in existence or not a Subsidiary Party on the date of the Credit Agreement is required to become a party to this Agreement as a Guarantor and Grantor and, if such Subsidiary Party is a US Subsidiary, to the Intercreditor Agreement as a “Grantor”, upon becoming such a Subsidiary Party. Upon the execution and delivery by the Administrative Agent and a Subsidiary Party of an instrument in the form of Exhibit I hereto, such Subsidiary Party shall become a Guarantor and a Grantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan

Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

SECTION 7.15. Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Administrative Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Administrative Agent’s name or in the name of such Grantor (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Administrative Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.

SECTION 7.16. Intercreditor Agreement; Possession and Control of Non-ABL Collateral. Notwithstanding anything herein to the contrary, the Liens granted to the Administrative Agent under this Agreement and the exercise of the rights and remedies of the Administrative Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control. At any time prior to the Discharge of Senior Notes Obligations (as defined in the Intercreditor Agreement), no Grantor shall be required to take or refrain from taking any action at the request of the Administrative Agent with respect to any

Non-ABL Collateral if such action or inaction would be inconsistent with (i) any action or inaction affirmatively requested by the Senior Notes Collateral Agent in accordance with the Senior Notes Documents or (ii) any action or inaction affirmatively required by any of the provisions of the Senior Notes Documents. Without limiting the foregoing, at any time prior to the Discharge of Senior Notes Obligations (as defined in the Intercreditor Agreement), any provision hereof requiring Grantors to deliver possession of any Non-ABL Collateral to the Administrative Agent or its representatives, or to cause the Administrative Agent or its representatives to control any Non-ABL Collateral, shall be deemed to have been complied with if and for so long as the Non-ABL Collateral Senior Agent shall have such possession or control for the benefit of the holders of the Senior Notes and as bailee or sub-agent of the Administrative Agent as provided in the Intercreditor Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SYMMETRY HOLDINGS INC.,

by
/s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: Chief Executive Officer

NOVAMERICAN STEEL FINCO INC.,

by
/s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: President and Treasurer

NOVAMERICAN STEEL INC.,

by
/s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: President

EACH OF THE OTHER SUBSIDIARIES OF SYMMETRY LISTED ON SCHEDULE I HERETO,

by
/s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: President and Treasurer

JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT,

by
/s/ Neil R. Boylan
Name: Neil R. Boylan
Title: Managing Director

[GUARANTEE AND COLLATERAL AGREEMENT]

Schedule I to

the Guarantee and

Collateral Agreement

SUBSIDIARY PARTIES

1.             Novamerican Steel Holdings Inc.

2.             Integrated Steel Industries, Inc.

3.             American Steel and Aluminum Corporation

4.             Nova Tube and Steel, Inc.

5.             Novamerican Tube Holdings, Inc.

6.             Nova Tube Indiana, LLC

7.             632422 N.B. Ltd.

Schedule II to the Guarantee and Collateral Agreement

PLEDGED EQUITY INTERESTS

Registered Owner / Pledgor

(Jurisdiction of Organization)       Issuer

(Jurisdiction of Organization)

Certificate

Number (Date)  Number and

Class of

Equity Interest   Percentage

Equity Interests Pledged

Symmetry Holdings Inc. (Delaware)       Novamerican Steel Holdings Inc. (Delaware)       1 (as of June 20,

2007)    1 share of Common Stock          100%

Novamerican Steel Holdings Inc. (Delaware)       Novamerican Steel Finco Inc. (Delaware)       1 (as of

June 20, 2007)    1 share of Common Stock          100%

Novamerican Steel Finco Inc. (Delaware)             Novamerican Steel Inc. (Canada)           C-1 (November 15,

2007)    661 shares of Common Stock     66%

Novamerican Steel Finco Inc. (Delaware)             Integrated Steel Industries, Inc. (Delaware)     3

(November 15, 2007)     1,000 shares of Common Stock   100%

Integrated Steel Industries, Inc. (Delaware)           American Steel and Aluminum Corporation

(Massachusetts)4  (dated 2001)  4,276 shares of

Common Stock   100%

Integrated Steel Industries, Inc. (Delaware)           Nova Tube and Steel, Inc. (Delaware) (formerly was

Novatlantic Steel and Tube)       2 (dated January 23, 2001)           100 shares of Common Stock      100%

Integrated Steel Industries, Inc. (Delaware)           Novamerican Tube Holdings, Inc. (Delaware)      1 (dated

January 21, 2001)           1,000 shares of Common Stock   100%

Novamerican Tube Holdings, Inc. (Delaware)       Nova Tube Indiana, LLC (Delaware)       N/A     100 LLC

Membership Interests (will be certificated post closing)    100%

PLEDGED DEBT SECURITIES

Pledgor

(Jurisdiction of Organization)       Issuer

(Jurisdiction of Organization)

Principal Amount          Date of Note        Maturity Date

Novamerican Steel Finco Inc. (Delaware)           Novamerican Steel Inc. (Canada)           US$7,800,000

November 15, 2007        On Demand

Novamerican Steel Finco Inc. (Delaware)           Novamerican Steel Inc. (Canada)           US$117,200,000

November 15, 2007        On Demand

Symmetry Holdings Inc. (Delaware); Novamerican Steel Holdings Inc. (Delaware); Novamerican Steel

Finco Inc. (Delaware); Integrated Steel Industries, Inc. (Delaware); American Steel and Aluminum

Corporation (Massachusetts); Novamerican Tube Holdings, Inc. (Delaware); Nova Tube and Steel, Inc.

(Delaware); and Nova Tube Indiana, LLC (Delaware)     Symmetry Holdings Inc. (Delaware); Novamerican

Steel Holdings Inc. (Delaware); Novamerican Steel Finco Inc. (Delaware); Integrated Steel Industries, Inc.

(Delaware); American Steel and Aluminum Corporation (Massachusetts); Novamerican Tube Holdings, Inc.

(Delaware); Nova Tube and Steel, Inc. (Delaware); and Nova Tube Indiana, LLC (Delaware); Novamerican

Steel Inc. (Canada); and 632422 N.B. Ltd. (Canada)        N/A (represents Global Intercompany Note)

November 15, 2007        On Demand

Schedule III to

the Guarantee and

Collateral Agreement

INTELLECTUAL PROPERTY

None.

Schedule IV to

the Guarantee and

Collateral Agreement

COMMERCIAL TORT CLAIMS

None

Exhibit I to

the Guarantee and Collateral

Agreement

SUPPLEMENT NO.    dated as of  [                      ], to the Guarantee and Collateral Agreement dated as of November 15, 2007, among SYMMETRY HOLDINGS INC. (“Symmetry”), NOVAMERICAN STEEL FINCO INC. and NOVAMERICAN STEEL INC. (the “Borrowers”), the other Subsidiaries of Symmetry identified therein and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”).

A. Reference is made to the Credit Agreement dated as of November 15, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Symmetry, the Borrowers, the lenders from time to time party thereto, the Administrative Agent and the other parties thereto.

B. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement and the Guarantee and Collateral Agreement referred to therein.

C. The Subsidiary Parties have entered into the Guarantee and Collateral Agreement in order to induce the Lenders and the Issuing Banks to extend credit to the Borrowers. Section 7.14 of the Guarantee and Collateral Agreement provides that additional Subsidiaries may become Guarantors and Grantors under the Guarantee and Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a “Guarantor” and a “Grantor” under the Guarantee and Collateral Agreement (and [a “US Guarantor” and a “US Grantor” under the Guarantee and Collateral Agreement] [a “Non-US Guarantor” and a “Non-US Grantor” under the Guarantee and Collateral Agreement]) in order to induce the Lenders and the Issuing Banks to extend additional credit to the Borrowers and as consideration for the credit previously extended to the Borrowers.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 7.14 of the Guarantee and Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party (and accordingly, becomes a “Guarantor” and a “Grantor” (and [a “US Guarantor” and a “US Grantor”] [a “Non-US Guarantor” and a “Non-US Grantor”]) under the Guarantee and Collateral Agreement, in each case with the same force and effect as if originally named therein as such, and the New Subsidiary hereby (i) agrees to all the terms and provisions of the Guarantee and Collateral Agreement applicable to it in such capacities thereunder and (ii) represents and warrants that the representations and warranties made by it as a Guarantor and Grantor under the Guarantee and Collateral Agreement are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the [Obligations] [Canadian Obligations] pursuant to the terms of the Guarantee and

Collateral Agreement, does hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the applicable Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the [Pledged Collateral and Article 9 Collateral] [ABL Collateral] of the New Subsidiary. Each reference to a “Guarantor” or a “Grantor” (and [a “US Guarantor” and a “US Grantor”] [a “Non-US Guarantor” and a “Non-US Grantor”]) in the Guarantee and Collateral Agreement shall be deemed to include the New Subsidiary. The Guarantee and Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile or electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Subsidiary, [(b) set forth on Schedule II attached hereto is a true and correct schedule, as of the date hereof, of (i) all the Equity Interests owned by the New Subsidiary, setting forth the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof so owned by the New Subsidiary and the number of each certificate representing the same, and (ii) all debt securities owned by the New Subsidiary, setting forth all promissory notes and other instruments evidencing the same, (c) set forth on Schedule III attached hereto is a true and correct schedule, as of the date hereof, of all Intellectual Property of the New Subsidiary that would have been required to be set forth on Schedule III to the Guarantee and Collateral Agreement, (d) set forth on Schedule IV attached hereto is a true and correct schedule, as of the date hereof, of all Commercial Tort Claims in respect of which a complaint or a counterclaim has been filed by the New Subsidiary seeking damages in an amount of US$1,000,000 or more] and (e) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.

SECTION 5. Except as expressly supplemented hereby, the Guarantee and Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee and Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Guarantee and Collateral Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Guarantee and Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

by

Name:
Title:

Legal Name:
Jurisdiction of Formation:
Location of Chief Executive Office:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,

by

Name:
Title: